[LETTERHEAD OF BANK OF TOKYO-MITSUBISHI TRUST COMPANY]



January 28, 2000

To:      Mr. Edward L. Larsen
         Senior Vice President, Finance
         The Talbots, Inc.

                             ACCEPTANCE OF EXTENSION

         Re: Revolving Credit Agreement dated as of January 25, 1994; First Amendment dated November 21, 1995; Second Amendment dated April 18, 1996, and Third Amendment dated January 29, 1999, between The Talbots, Inc. as borrower, and The Bank of Tokyo-Mitsubishi Trust Company (the "Agreement")

Dear Sirs:

         Pursuant to Section 14(j)(i) of the Agreement, we hereby accept your request for one-year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on January 28, 2002.

Very truly yours,

Bank of Tokyo-Mitsubishi Trust Company


By:    TAKAHARU SAEGUSA
       ---------------------
       Takaharu Saegusa
       Senior Vice President


cc:      Mr. N. Kaida/Jusco (U.S.A.), Inc.